                                 EXHIBIT 3(A)

                    CERTIFICATE OF INCORPORATION OF BANCORP

                         CERTIFICATE OF INCORPORATION
                                      OF
                         HARBOR FLORIDA BANCORP, INC.

                                   ARTICLE I
                                     Name

     The name of the corporation is HARBOR FLORIDA BANCORP, INC. (the "Corporation").

                                  ARTICLE II
                               Registered Office

     The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is the Corporation Service Company.

                                  ARTICLE III
                              Purpose and Powers

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                 Capital Stock

     SECTION 1.  Authorized Shares. The total number of shares of all classes of
                 ----------
stock which the Corporation shall have authority to issue is 14,000,000 shares, divided into two classes consisting of 13,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

               (a) the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

               (b) the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to

                                       2
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          the dividends payable on any shares of stock of any other class or any other series of this class;

               (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

               (d) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled the amount of such fund and the terms and provisions relative to the operation thereof;

               (e) whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up or upon any distribution of the assets of the Corporation;

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               (g) whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the share of such series in any respect;

               (h) whether such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

               (i) any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

                                       4
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     The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     SECTION 2.  Rights of Holders of Common Stock.  Each holder of Common Stock
                 ---------------------------------
shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors may determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

     There shall be no cumulation of votes for the election of Directors or for any other purpose.

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     Every share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

                                   ARTICLE V
                             Business Combinations

     The provisions of Section 203 of the Delaware General Corporation Law or any successor provision shall govern the Corporation.

                                  ARTICLE VI
                              Board of Directors

     SECTION 1.  Number.  The business and affairs of the Corporation shall be
                 ------
managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional Directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

     SECTION 2.  Terms.  Beginning with the first annual meeting of stockholders
                 -----
held after the filing of this Certificate of Incorporation, the Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, class I,

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class II and class III, as nearly equal in number as possible. The terms of office of the classes of Directors elected at the initial annual meeting shall expire as follows: the term of office of class I will expire at the 1998 Annual Meeting of Stockholders, the term of office of class II will expire at the 1999 Annual Meeting of Stockholders and the term of office of class III will expire at the 2000 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

     SECTION 3.  Stockholder Nomination of Director Candidates.  Stockholder
                 ---------------------------------------------
nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

     SECTION 4.  Newly Created Directorships and Vacancies.  Subject to the
                 -----------------------------------------
rights of the holders of any series of Preferred Stock then outstanding, Directors serving in newly created Directorships resulting from any increase in the authorized number of Directors shall serve until the next Annual Meeting of Stockholders. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

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     SECTION 5 . Removal.  Subject to the rights of the holders of any series of
                 -------
Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

     SECTION 6.  Initial Directors.  The names and addresses of the persons who
                 -----------------
are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

              Name and Address               Term
              ----------------               ----

          Bruce R. Abernethy, Sr.            1999
          100 S. Second Street
          Fort Pierce, FL  34950

          Richard N. Bird                    2000
          100 S. Second Street
          Fort Pierce, FL 34950

          Michael J. Brown, Sr.              1998
          100 S. Second Street
          Fort Pierce, FL  34950

          Richard K. Davis                   2000
          100 S. Second Street
          Fort Pierce, FL  34950

          Edward G. Enns                     1999
          100 S. Second Street
          Fort Pierce, FL  34950

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          Frank H. Fee, III                  2000
          100 S. Second Street
          Fort Pierce, FL  34950

          Richard B. Hellstrom               1998
          100 S. Second Street
          Fort Pierce, FL  34950

                                  ARTICLE VII
                              Stockholder Action

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class of preferred stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                 ARTICLE VIII
                               Bylaw Amendments

     The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the

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stockholders. Notwithstanding the foregoing and anything contained in this
Certificate of Incorporation or the Bylaws to the contrary, Section 2 of Article I and Sections 1 through 5 of Article II of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of two-thirds of all votes entitled to be cast in the election of Directors, voting together as a single class.

                                  ARTICLE IX
                         Purchase of Equity Securities

     SECTION 1. Prevention of "Greenmail".  Any direct or indirect purchase or
                -------------------------
other acquisition by the Corporation of any Equity Security of any class from any Substantial Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of Directors, excluding Voting Stock beneficially owned by such Substantial Securityholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

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     SECTION 2. Certain Definitions.  For the purposes of this Article IX:
                -------------------

          (a) A "Person" shall mean any individual, firm, corporation or other entity.

          (b) "Substantial Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation or Harbor Financial, M.H.C.) who or which:

                    (i) is the beneficial owner, directly or indirectly, of five percent or more of the class or securities to be acquired;

                    (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the class of securities to be acquired;

                    (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Substantial Securityholder, if such assignment or succession

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               shall have occurred in the course of a transaction or
               transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any security of any class of the Corporation:

                    (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

                    (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) any right to vote pursuant to any agreement, arrangement or understanding; or

                    (iii) which is beneficially owned, directly or indirectly, by any such person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of

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               acquiring, holding, voting or disposing any security of any class of the Corporation.

          (d) For the purposes of determining whether a person is a Substantial Securityholder pursuant to paragraph (b) of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph (c) of this
     Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1996.

          (f)  "Equity Security" shall have the meaning ascribed to such term in
     Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on December 31, 1996.

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                                   ARTICLE X
                             Acquisition of Stock

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary:

     SECTION 1.  Restriction.  No person shall directly or indirectly offer to
                 -----------
acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation. This limitation shall not apply to Harbor Financial, M.H.C., any tax qualified employee stock benefit plan of the Corporation, or to any transaction in which Harbor Financial, M.H.C. converts from the mutual form of organization to the stock form of organization.

     In the event shares are acquired in violation of this Article X, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     SECTION 2.  Certain Definitions.  For the purposes of this Article X, the
                 -------------------
following definitions apply:

               (a) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, and any unincorporated organization or similar company, a syndicate or

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          any other group formed for the purpose of acquiring, holding or disposing of securities of the Corporation.

               (b) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

               (c) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               (d) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer or a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                                  ARTICLE XI
                              Director Liability

     No Director of officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for any matter in respect of which such

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Director or officer acting as a Director shall be liable under Section 174 of
Title 8 of the Delaware Code (relating to the Delaware Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders,
(ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
(iv) shall have derived an improper personal benefit. Neither the Amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XII
                  Amendments to Certificate of Incorporation

     Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least two-thirds of all votes entitled to be cast in the election of Directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX or this Article XII of this Certificate of Incorporation.

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                                 ARTICLE XIII
                         Certain Business Combinations

     SECTION 1.  Vote Required for Certain Business Combinations.
                 -----------------------------------------------

               (a) Higher Vote for Certain Business Combinations.  Unless
                   ---------------------------------------------
          otherwise required by law, in addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XIII, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder, shall require the approval of the Board of Directors and the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding Voting Stock which is not owned by the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

               (b) Definition of "Business Combination".  The term "Business
                   ------------------------------------
          Combination" as used in this Article XIII shall mean:

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                    (i)    any merger, consolidation or share exchange of the
               Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

                    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Market Value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the Corporation;

                    (iii) any transaction which results in the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which securities were outstanding prior to the time the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock or (D) any issuance or transfer of stock by the Corporation, provided, however, that in no case under (B) through
               (D) above shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

                    (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                    (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger,

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               consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

                    (vi)   any transaction involving the Corporation or any
               Subsidiary   which has the effect, directly or indirectly, of
               increasing the proportionate share of the stock of any class or securities convertible into the stock of any class or series owned by the Interested Stockholder of the Corporation or of any Subsidiary, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

                    (vii) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs

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               (i)-(vi) above) provided by or through the Corporation or any
               Subsidiary.

     SECTION 2.  When Higher Vote is Not Required.  The provisions of Section 1
                 --------------------------------
of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the bylaws of the Corporation, if all of the conditions specified in either the following paragraphs (a) or (b) are met:

               (a)  Approval by Disinterested Directors. The Business
                    -----------------------------------
          Combination shall have been approved by a majority of the Disinterested Directors.

               (b)  Price and Procedure Requirements. All of the following
                    --------------------------------
          conditions shall have been met:

                    (1)  Minimum Price Requirements.  With respect to every
                         --------------------------
               class or series of Voting Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Voting Stock:

                         (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business

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                    Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                              (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (2) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                              (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested

                         Stockholder (such latter date is referred to in this Article XIII as the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                         (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

                              (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such shares (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock;

                              (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                              (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock.

               (2)  Other Requirements.
                    ------------------

                         (i) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                         (ii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

                         (iii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

                         (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                         (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have made any major change in the Corporation's business or capital structure without the approval of a majority of the Disinterested Directors.

     SECTION 3.  Certain Definitions.  For the purpose of this Article XIII:
                 -------------------

               (a) A "person" shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association, government or any political subdivision or agency or instrumentality of a government or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock.

               (b) "Interested Stockholder" shall mean any person (other than the Corporation, any Subsidiary or Harbor Financial, M.H.C.) who or which:

                         (i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast more than 15% of the votes in the election of Directors; is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding Voting Stock; or

                         (ii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (c)  A person shall be a "beneficial owner" of any Voting Stock:

                         (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                         (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the voting pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or direct the disposition of pursuant to any agreement, arrangement or understanding; or

                         (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

               (d) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1996, except that the Corporation or any Subsidiary shall not be deemed to be an Affiliate or an Associate of any Interested Stockholder.

               (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               (g) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate of the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then serving on the Board of Directors.

               (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on such exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") National Market ("NMS"), or if such stock is not included on NASDAQ-NMS, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

                    (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(1)(i) and (ii) of
               Section 2 of this Article XIII shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

                    (ii) "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

     SECTION 4.  Powers of the Board of Directors.  A majority of the Directors
                 --------------------------------
of the Corporation shall have the power and duty to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any persons, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of Section 2(b) have been met.

     SECTION 5.  No Effect on Fiduciary Obligations of Interested Stockholders.
                    ----------------------------------------------------------
Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     SECTION 6.  Amendment, Repeal, Etc.  Notwithstanding any other provision of
                 -----------------
this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any proposal to amend or repeal this Article XIII or adopt any provision of this Certificate of Incorporation inconsistent with it which is proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of the holders of at least 66-2/3% of the Voting Stock entitled to be cast at the election of Directors, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of two thirds of the entire Board of Directors and a majority of the Disinterested Directors.

                                  ARTICLE XIV
                                Indemnification


     Indemnification shall be provided for to the fullest extent authorized in the Bylaws. Any repeal or amendment of this Article XIV shall not effect indemnification provided under this Article with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts.


                                  ARTICLE XV
                                 Incorporator


     The name and mailing address of the incorporator of the Corporation is Anthony Johnson, Corporation Service Company, 1090 Vermont Avenue, N.W., 4th Floor, Washington, D.C. 20005.

     The undersigned being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ______ day of December 1996.



                                    ____________________________________________
                                    Anthony Johnson